PERICOM SEMICONDUCTOR REPORTS

FISCAL THIRD QUARTER 2012 FINANCIAL RESULTS

▪	Q3 revenues increased 10% sequentially and decreased 16% year-over-year.
▪	Q3 GAAP gross margin decreased by 129 bps sequentially and increased 346 bps year-over-year.
▪	Q3 GAAP $267,000 net loss compared with $335,000 net loss the prior quarter and $531,000 net income for the same quarter of the prior year.

San Jose, Calif. – May 1, 2012 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2012 third quarter ended March 31, 2012.

Net revenues for the third quarter were $33.4 million, an increase of 10% from the $30.5 million reported in the second quarter of fiscal 2012, and down 16% from the $39.6 million reported in the comparable period last year. The revenue increase from the prior quarter reflects stabilization of distribution inventory levels and modestly improving economic conditions, as seen by a quarterly book-to-bill ratio of greater than 1.0.

GAAP gross margin was 34.7% in the third quarter, a decline from 36.0% last quarter and an increase from 31.3% in the comparable period last year. On a non-GAAP basis, gross margin was 36.2% in the third quarter, which reflects exclusion of share-based compensation, amortization of intangible assets, restructuring charges and amortization of fair value adjustments from the PTI acquisition. The comparable non-GAAP gross margins were 37.3% last quarter and 32.6% in the comparable period last year.

GAAP net loss for the third quarter was $267,000, or $0.01 per diluted share, compared with net loss of $335,000, or $0.01 per diluted share in the second quarter, and net income of $531,000, or $0.02 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets, restructuring charges, amortization of fair value adjustments, and other PTI acquisition related expenses. Excluding these items, non-GAAP net income for the third quarter was $1.7 million, or $0.07 per diluted share, compared with non-GAAP net income of $1.0 million or $0.04 per diluted share in the second quarter, and non-GAAP net income of $2.5 million, or $0.10 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and investments in marketable securities of $125 million or $5.20 per diluted share at the end of the third quarter. Inventory decreased $1.1 million on a sequential basis to $17.2 million, the sixth consecutive quarter of declines. Inventory has decreased 44.5% from $31.0 million during this period, and current levels represent 73 days of supply. Trade accounts receivable increased by $1.6 million sequentially as a result of higher revenues, while DSO declined from 59 to 58 days. At quarter-end, working capital was $124 million and the current ratio was 6.3.

”We were pleased about our third quarter revenue improvement as it suggests an improving demand situation and reaffirms our strategic initiative to increase our focus on server, networking and telecom, and embedded segments,” said Alex Hui, President and CEO of Pericom. “Sequentially, our server and storage revenue increased 11%, networking and telecom remained strong growing 11%, and embedded also grew double-digits at 10%. We are also excited about the design win activity for our industry-leading USB 3.0 signal integrity solution in next generation Ivy Bridge computing platforms. Also we expect to see deployment of our PCIe Gen 3 product solution in next generation servers in the latter part of this calendar year.”

NEWS RELEASE May 1, 2012

New Products

In the third quarter of fiscal 2012, Pericom introduced a total of seven new products in our Connectivity and Timing product areas.

•	Connectivity: Adding to our high-speed connectivity solutions, we introduced 6 products supporting PCIe GEN2, DisplayPort 1.2, and PCIe GEN3. Three of the products are PCIe GEN2 packet switches with high integration and advanced power management features, two of the products are new additions to our PCIe GEN3 signal switch family, and one product is a DisplayPort 1.2 signal switch. These products target notebook, tablet, embedded, HPC server and storage, and networking market segments. All of these products were sampled to key customers during the quarter.

•	Timing: Expanding our timing solutions for next generation platforms, we introduced a new multiple output clock generator specifically designed for application frequencies within the embedded segment.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock. Pursuant to the 2008 authorization, the Company repurchased 425,766 shares in the three months ended March 31, 2012 for an aggregate cost of $3,418,925 and an average per share purchase price of $8.03. The remaining balance of potential share repurchases under the 2008 authorization is approximately $3.1 million. As Pericom has nearly completed the repurchase of shares pursuant to the 2008 authorization, the Board of Directors has authorized another repurchase program for up to an additional $25 million of shares of our common stock. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of April 27, 2012, Pericom had approximately 23.6 million shares of common stock outstanding.

In addition, the Board established minimum equity ownership requirements for the CEO and outside directors.

Fiscal Q4 2012 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

Below are the estimates for fiscal Q4 2012.

•	Revenues in the fourth fiscal quarter are expected to be in the range of $35.0 million to $37.0 million.

•	GAAP gross margins are expected to be between 33.8% and 35.8%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.2%, non-GAAP gross margins are expected to be in the 35.0% to 37.0% range.

•	GAAP operating expenses are expected to be between $12.2 million and $12.8 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.3 million, non-GAAP operating expenses are expected to be in the range of $10.9 million to $11.5 million.

•	Other income is expected to be between $0.6 million and $0.8 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 20-22% on a GAAP basis and 22-26% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on May 1, 2012. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 1, 2012

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, May 8th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 74275051.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, restructuring charges, fair value adjustments of acquired inventory, acquisition-related expenses, a one-time gain on the previously held interest in PTI, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, restructuring charges, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q4 2012 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the fourth fiscal quarter of 2012, and statements from our CEO regarding improving demand and future deployment of our PCIe Gen 3 product solution in next generation servers, and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended July 2, 2011, subsequent quarterly reports on Form 10-Q, and in particular, the risk factors sections contained in those reports.

Contact: Aaron Tachibana

Pericom Semiconductor

Tel: 408 435-0800

atachibana@pericom.com

- See Attached Tables –

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 1, 2012

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	April 2,	March 31,	April 2,
	2012	2011	2011	2012	2011

Net revenues	$33,378	$30,481	$39,555	$99,191	$123,001

Cost of revenues	21,789	19,504	27,190	64,088	82,488

Gross profit	11,589	10,977	12,365	35,103	40,513

Operating expenses:

Research and development	5,669	5,277	5,238	16,262	14,695

Selling, general and administrative	7,114	7,060	7,231	21,513	21,960

Total operating expenses	12,783	12,337	12,469	37,775	36,655

Income (loss) from operations	(1,194)	(1,360)	(104)	(2,672)	3,858

Interest and other income, net	847	638	1,132	2,555	13,683

Income (loss) before income taxes	(347)	(722)	1,028	(117)	17,541

Income tax expense (benefit)	(76)	(335)	514	123	6,338

Net income (loss) from consolidated companies	(271)	(387)	514	(240)	11,203

Equity in net income of unconsolidated affiliates	4	52	17	83	651

Net income (loss)	$(267)	$(335)	$531	$(157)	$11,854

Basic income (loss) per share	$(0.01)	$(0.01)	$0.02	$(0.01)	$0.48

Diluted income (loss) per share	$(0.01)	$(0.01)	$0.02	$(0.01)	$0.47

Shares used in computing basic income (loss) per share	24,030	24,244	24,993	24,255	24,926

Shares used in computing diluted income (loss) per share	24,030	24,244	25,341	24,255	25,291

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 1, 2012

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	April 2,	March 31,	April 2,
	2012	2011	2011	2012	2011

Share-based compensation
Cost of revenues	$60	$47	$62	$161	$192
Research and development	371	357	421	1,099	1,164
Selling, general and administrative	496	528	708	1,573	1,899
Share-based compensation expense	$927	$932	$1,191	$2,833	$3,255

Amortization of intangible assets
Cost of revenues	$334	$331	$338	$1,119	$1,171
Research and development	201	167	57	528	165
Selling, general and administrative	243	241	233	723	539
Amortization of intangible assets	$778	$739	$628	$2,370	$1,875

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 1, 2012

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	April 2,	March 31,	April 2,
	2012	2011	2011	2012	2011
GAAP net income (loss)	$(267)	$(335)	$531	$(157)	$11,854
Reconciling items:
Share-based compensation expense	927	932	1,191	2,833	3,255
Amortization of intangible assets	778	739	628	2,370	1,875
Fair value adjustment amortization on acquired inventory	-	-	-	-	614
Gain on previously held interest at PTI	-	-	-	-	(11,004)
Acquisition-related costs	-	-	-	-	598
Interest expense accrual relating to PTI acquisition earnout	-	-	204	-	482
Fair value adjustment to depreciation expense on acquired fixed assets	50	50	49	150	110
Compensation expense accrual relating to PTI acquisition	-	-	360	-	847
Restructuring charge	460	-	118	460	118
Tax effect of adjustments	(285)	(428)	(606)	(1,191)	2,118
Total reconciling items	1,930	1,293	1,944	4,622	(987)
Non-GAAP net income	$1,663	$958	$2,475	$4,465	$10,867

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income (loss) per share:
GAAP diluted income (loss) per share	$(0.01)	$(0.01)	$0.02	$(0.01)	$0.47
Adjustments:
Share-based compensation expense	0.04	0.04	0.05	0.11	0.13
Amortization of intangible assets	0.03	0.03	0.02	0.09	0.07
Fair value adjustment amortization on acquired inventory	-	-	-	-	0.03
Gain on previously held interest at PTI	-	-	-	-	(0.44)
Acquisition-related costs	-	-	-	-	0.02
Interest expense accrual relating to earnout	-	-	0.01	-	0.02
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	0.01	0.01
Compensation expense accrual relating to PTI acquisition	-	-	0.01	-	0.03
Restructuring charge	0.02	-	0.01	0.02	0.01
Tax effect of adjustments	(0.01)	(0.02)	(0.02)	(0.05)	0.08
Total adjustments	0.08	0.05	0.08	0.19	(0.04)
Non-GAAP diluted income per share	$0.07	$0.04	$0.10	$0.18	$0.43

Shares used in diluted net income (loss) per share calculation:
GAAP	24,030	24,244	25,341	24,255	25,291
Change in diluted shares from GAAP net loss to non-GAAP net income	105	111	-	103	-
Exclude the benefit of share-based compensation expense (1)	370	334	362	375	324
Non-GAAP	24,505	24,689	25,703	24,733	25,615

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 1, 2012

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	April 2,	March 31,	April 2,
	2012	2011	2011	2012	2011
GAAP gross margin	$11,589	$10,977	$12,365	$35,103	$40,513
- % of revenues	34.7%	36.0%	31.3%	35.4%	32.9%
Reconciling items:
Share-based compensation	60	47	62	161	192
Amortization of intangible assets	334	331	338	1,119	1,171
Fair value adjustment amortization on acquired inventory	-	-	-	-	614
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	30	20
Compensation expense accrual relating to PTI acquisition	-	-	105	-	246
Restructuring charge	78	-	-	78	-
Total reconciling items	482	388	515	1,388	2,243
Non-GAAP gross margin	$12,071	$11,365	$12,880	$36,491	$42,756
- % of revenues	36.2%	37.3%	32.6%	36.8%	34.8%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,669	$5,277	$5,238	$16,262	$14,695
- % of revenues	17.0%	17.3%	13.2%	16.4%	11.9%
Reconciling items:
Share-based compensation	(371)	(357)	(421)	(1,099)	(1,164)
Amortization of intangible assets	(201)	(167)	(57)	(528)	(165)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(30)	(27)
Compensation expense accrual relating to PTI acquisition	-	-	(117)	-	(276)
Restructuring charge	(164)	-	-	(164)	-
Total reconciling items	(746)	(534)	(605)	(1,821)	(1,632)
Non-GAAP research and development expenses	$4,923	$4,743	$4,633	$14,441	$13,063
- % of revenues	14.7%	15.6%	11.7%	14.6%	10.6%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,114	$7,060	$7,231	$21,513	$21,960
- % of revenues	21.3%	23.2%	18.3%	21.7%	17.9%
Reconciling items:
Share-based compensation	(496)	(528)	(708)	(1,573)	(1,899)
Amortization of intangible assets	(243)	(241)	(233)	(723)	(539)
Acquisition-related costs	-	-	-	-	(598)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(30)	(29)	(90)	(63)
Compensation expense accrual relating to PTI acquisition	-	-	(138)	-	(325)
Restructuring charge	(218)	-	(118)	(218)	(118)
Total reconciling items	(987)	(799)	(1,226)	(2,604)	(3,542)
Non-GAAP selling, general and administrative expenses	$6,127	$6,261	$6,005	$18,909	$18,418
- % of revenues	18.4%	20.5%	15.2%	19.1%	15.0%

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 1, 2012

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	March 31, 2012	July 2, 2011
Assets

Current assets:

Cash and cash equivalents	$19,823	$30,023
Restricted cash	-	2,947
Short-term investments	79,021	76,266
Accounts receivable - trade	21,368	28,185
Inventories	17,185	21,942
Prepaid expenses and other current assets	7,455	7,788
Deferred income taxes	2,419	2,564
Total current assets	147,271	169,715

Property, plant and equipment-net	57,262	60,859
Investments in unconsolidated affiliates	2,724	2,596
Deferred income taxes non-current	4,284	4,324
Long-term investments in marketable securities	26,132	21,282
Goodwill	16,779	16,669
Intangible assets-net	13,601	15,690
Other assets	9,748	9,881
Total assets	$277,801	$301,016

Liabilities and Shareholders' Equity

Current liabilities:

Short-term debt	$3,840	$8,671
Accounts payable	11,748	12,221
Accrued liabilities	7,907	19,645
Total current liabilities	23,495	40,537

Industrial development subsidy	8,252	9,075
Deferred income tax liabilities	6,330	6,605
Other long-term liabilities	1,934	2,074
Total liabilities	40,011	58,291

Shareholders' equity:
Common stock and paid in capital	125,090	130,960
Retained earnings and other comprehensive income	112,700	111,765
Total shareholders' equity	237,790	242,725

Total liabilities and shareholders' equity	$277,801	$301,016

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800